SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Atlantis Plastics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	06-1088270

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1870 The Exchange, Suite 200, Atlanta, Georgia	30339

(Address of Principal Executive Offices)	(Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates:	(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Class A Common Stock, $0.10 par value	Nasdaq National Market

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

     The capital stock of Atlantis Plastics, Inc. (the “Company” or “Registrant”) to be registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), is the Registrant’s Class A Common Stock, par value $0.10 per share (“Class A Common Stock”). The Class A Common Stock will be listed on the Nasdaq National Market.

     Reference is made to the description of the Registrant’s Class A Common Stock contained in the Registrant’s Form 8-B Registration Statement filed with the Commission on June 7, 1994.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation of the Registrant (1)

3.2	Bylaws of the Registrant (1)

4	Specimen of Stock Certificate representing shares of Class A Common Stock, par value $0.10 per share, of the Registrant (2)

(1)	Incorporated by reference to the Registrant’s Form 8-B Registration Statement filed June 7, 1994.

(2)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1994.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 7, 2005	ATLANTIS PLASTICS, INC.
	By:	/s/ Paul G. Saari
Paul G. Saari
Vice President of Finance and Chief Financial Officer